EMPLOYMENT AGREEMENT
          This Employment Agreement ("Agreement") made as of
the 1st
day of July, 1994 between William M. Troutman ("Executive")
and Lone
Star Industries, Inc., a Delaware corporation, having its
principal
office at 300 First Stamford Place, Stamford, Connecticut
("Lone Star"
or the "Company").
                           WITNESSETH:
          In consideration of the mutual promises,
agreements and
covenants hereby made, the mutual benefits to be derived
from this
Agreement and for other good and valuable consideration, the receipt
and sufficiency of which are hereby acknowledged, the
parties hereto
agree and understand as follows:
          1.   Lone Star hereby employs Executive, and
Executive
hereby accepts employment by Lone Star, on the terms and
conditions
set forth in this Agreement for an initial term of twenty-
four (24)
consecutive months commencing as of the date hereof (the
"Initial
Term"), as President and Chief Operating Officer, with such
duties as
are specified in the By-Laws of Lone Star and such other
duties
customary to the position as may be assigned to Executive
from time
to time by the Board of Directors of Lone Star or its
Chairman and
Chief Executive Officer.  Unless terminated pursuant to the
other
terms hereof, this Agreement shall continue in full force
and effect
after the Initial Term for successive two-year terms (each
such term,
and the Initial Term, a "Term").
          2.   Lone Star shall pay Executive a salary
("Salary") at
the rate of $275,000 per annum until the effective date of
termination
of this Agreement.  Salary shall continue to be paid to
Executive on
the currently established pay periods of Lone Star.  The
Compensation
and Stock Option Committee (or such other Board committee as shall
then be responsible for making such decisions or, if none,
the full
Board of Directors) may in its discretion consider increases in the
Executive's Salary from time to time, and upon any such
increase
"Salary" for purposes hereof shall thereafter mean the
Executive's
salary as so increased, notwithstanding any purported
subsequent
reduction thereof by any such committee or the Board.  In
addition,
the Compensation and Stock Option Committee (or such other
Board
committee as shall then be responsible for making such
decisions, or
if none, the full Board of Directors) may in its discretion
consider
granting to the Executive from time to time such bonuses,
stock
options or other incentive compensation as it deems
appropriate.
          3.   (a)  (i)  Either party, by written notice to
the other
at least six months prior to the expiration of the then
current Term,
may terminate this Agreement effective at the expiration of
such Term.
(ii) Lone Star, by written notice which sets forth the
effective date
of termination (which shall not be earlier than six (6)
months after
receipt of the written notice), may terminate this Agreement at any
time for reasons (including without limitation disability of the
Executive) other than Cause (as hereinafter defined).
               (b)  In the event that this Agreement is
terminated by
the Executive pursuant to Section 4 below or Lone Star
terminates this
Agreement pursuant to Section 3(a) above, Executive shall be entitled
to a severance payment in an amount equal to the greater of Executive's Salary for the period from the effective date of the termination through the later of (i) the expiration of the
Initial
Term or (ii) the date one year (18 months, in the case of a termination pursuant to Section 4) after the effective date of the termination (the "Severance Period"); provided, however, the severance
payment shall be reduced in the case of the Executive's
disability,
on a dollar-for-dollar basis, by any disability pay the
Executive
receives pursuant to the Supplemental Agreement during the
Severance
Period.  Severance shall be paid in lump sum on the
effective date of
the termination.  In addition, the Executive shall be deemed to have
continued his employment at his Salary during the Severance
Period for
purposes of vesting, eligibility and benefit accrual under
any
applicable employee benefit plan (subject, in the case of
the
Company's 401K savings plan and pension plan for salaried
employees,
to the requirement of the Internal Revenue Code of 1986, as
amended).
Severance pay pursuant to this Section shall be in lieu of
severance
pay pursuant to any Lone Star severance policy (except that
the
supplemental retirement benefit and all other provisions of
the
Supplemental Agreement shall remain in full force and
effect).
               (c)  Lone Star shall have the right to
terminate this
Agreement for Cause during the Initial Term and thereafter
and
Executive shall not be entitled to receive severance pay
pursuant to
this Section or any other policy or agreement of Lone Star
except the
Supplemental Agreement.  Cause shall be construed to mean:
                         (1)  The willful and continued
failure by the
Executive to substantially perform his duties with Lone Star
(other
than any such failure resulting from his disability due to
physical
or mental illness) after a written demand for performance is delivered
which specifically identifies the manner in which he has not substantially performed his duties, or
                         (2)  the willful engaging by
Executive in
gross misconduct materially and demonstrably injurious to
the Company,
monetarily or otherwise, or
                         (3)  conviction of fraud, theft of
embezzlement.
               For purposes of this Section, no act, or
failure to
act, shall be considered "willful" unless done, or omitted
to be done,
not in good faith or without reasonable belief that the
action or
omission was in the best interest of the Company.
               The written demand in Section (c)(1) shall be
delivered
to the Executive by the Board of Directors or Lone Star's
Chairman and
Chief Executive Officer and shall set forth a reasonable
period (not
shorter than 30 business days) in which Executive is
expected to
comply with said demand.  If Executive does not comply
thereafter,
Lone Star shall have the right to terminate this Agreement
upon seven
(7) days' written notice to Executive.
          4.   Lone Star hereby agrees not to: (i) change
the
Executive's duties so that a reasonable man would interpret
the change
to be a demotion; or (ii) direct the Executive to  relocate
his office
to a new location which is either in a State other than
Connecticut
or more than twenty-five (25) miles from Stamford,
Connecticut
(excluding any relocation occurring prior to a Change of
Control, as
defined below, of the Executive's office (A) as a result of
a
relocation of Lone Star's operations presently located in
Stamford,
Connecticut and (B) applicable to substantially all officers of Lone
Star).  In the event Lone Star breaches its obligations in
the
immediately preceding sentence, Executive, at his option
(and without
limiting his remedies), can (if such demotion or direction
to relocate
is not rescinded or corrected by the Company within 30 days
after
written notice by Executive to the Company, reasonably
identifying,
in the case of a demotion, the change in duties complained
of) declare
himself terminated for "Good Reason" by giving written
notice to Lone
Star, and Lone Star shall pay Executive severance pay and
benefits as
provided in Section 3(b) of this Agreement.  In no event
shall
Executive be required to perform duties or to suffer
relocation
prohibited by this Section 4.
          5.   Executive shall participate in Lone Star's
401K savings
plan and vacation and holiday programs and other benefits in the same
manner as other executive salaried employees of Lone Star
and in
accordance with the terms thereof.  Notwithstanding the
foregoing,
nothing contained in this Agreement (including without
limitation
Section 12 below) shall affect the force and effect of the
Agreement,
dated April 15, 1994, between the Company and the Executive
relating
to certain supplemental retirement, medical insurance,
disability and
other benefits and rights, a copy of which is attached
hereto as
Exhibit A (the "Supplemental Agreement").
          6.   Following a Change of Control, as defined
below, the
Executive, on thirty days written notice (which notice must
be
delivered within twelve months after the Company gives the
Executive
notice of the Change of Control or the Executive has actual
knowledge
of such Change of Control), may terminate his employment
with the
Company.  Upon any such termination, the Executive shall be
entitled
to severance pay in an amount equal to two years' Salary.
Severance
hereunder shall be paid in lump sum on the effective date of the
termination.  In addition, the Executive shall be deemed to
have
continued his employment at his Salary for a period of two
years
following his termination for purposes of vesting,
eligibility and
benefit accrual under any applicable employee benefit plan
(subject
in the case of the Company's 401K savings plan and pension
plan for
salaried employees, to the requirements of the Internal
Revenue Code
of 1986, as amended).  Severance pay pursuant to this
Section shall
be in lieu of severance pay pursuant to any Lone Star policy or other
agreement (except that the supplemental retirement benefit
and all
other provisions of the Supplemental Agreement shall remain
in full
force and effect) and all other obligations of the Company
for
severance pay under this Agreement.  For purposes of this
Agreement
a "Change of Control" shall be deemed to have occurred upon
the
occurrence of any of the following events:
          (i)  Any acquisition by any individual, entity or
group
(within the meaning of Section 13(d)(3) or 14(d)(2) of the
Securities
Exchange Act of 1934 (the "Exchange Act")) (a Person) of
beneficial
ownership (within the meaning of Rule 13d-3 promulgated
under the
Exchange Act) of shares of common stock of the Company (the
"Common
Stock") and/or other voting securities of the Company
entitled to vote
generally in the election of directors ("Outstanding Company
Voting
Securities") after which acquisition such individual, entity or group
is the beneficial owner of twenty percent (20%) or more of
either (1)
the then outstanding shares of Common Stock or (2) the
Outstanding
Company Voting Securities; excluding, however, the
following:  (1) any
acquisition by the Company, (2) any acquisition by an
employee benefit
plan (or related trust) sponsored or maintained by the
Company or (3)
any acquisition by any corporation pursuant to a
reorganization,
merger, consolidation or similar corporate transaction (in
each case,
a Corporate Transaction), if, pursuant to such Corporate Transaction, the conditions described in clauses (1), (2) and (3) of paragraph (iii) of this Section 6 are satisfied; or
          (ii)  A change in the composition of the Board of
Directors
of the Company such that the individuals who, as of the date hereof,
comprise a class of directors of the Board (the members of
each class
of directors of the Board as of the date hereof shall be
hereinafter
referred to as an Incumbent Class and the members of all of
the
Incumbent Classes shall be hereinafter collectively referred to as the
"Incumbent Board") cease for any reason to constitute at
least a
majority of the class; provided, however, for purposes of
this
subsection that any individual who becomes a member of an
Incumbent
Class subsequent to the date hereof whose election, or
nomination for
election by the Company's stockholders, was approved in
advance or
contemporaneously with such election by a vote of at least a majority
of those individuals who are members of the Incumbent Board
and a
majority of those individuals who are members of such
Incumbent Class
(or deemed to be such pursuant to this proviso) shall be
considered
as though such individual were a member of the Incumbent
Class; but,
provided further, that any such individual whose initial
assumption
of office occurs as a result of either an actual or
threatened
election contest (as such terms are used in Rule 14a-11 of
Regulation
14A promulgated under the Exchange Act) or other actual or
threatened
solicitation of proxies or consents by or on behalf of a
Person other
than the Board of Directors of the Company or actual or
threatened
tender offer for shares of the Company or similar
transaction or other
contest for corporate control (other than a tender offer by
the
Company) shall not be so considered as a member of the
Incumbent
Class; or
          (iii)  The approval by the stockholders of the
Company of
a Corporate Transaction or, if consummation of such
Corporate
Transaction is subject, at the time of such approval by
stockholders,
to the consent of any government or governmental agency, the obtaining
of such consent (either explicitly or implicitly);
excluding, however,
such a Corporate Transaction pursuant to which (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the outstanding shares
of Common
Stock and Outstanding Company Voting Securities immediately
prior to
such Corporate Transaction will beneficially own, directly
or
indirectly, more than eighty percent (80%) of, respectively, the
outstanding shares of common stock of the corporation
resulting from
such Corporate Transaction and the combined voting power of
the
outstanding voting securities of such corporation entitled
to vote
generally in the election of directors, (2) no Person (other than the
Company, any employee benefit plan (or related trust) of the
Company
or the corporation resulting from such Corporate Transaction and any
Person beneficially owning, immediately prior to such
Corporate
Transaction, directly or indirectly, twenty percent (20%) or more of
the outstanding shares of Common Stock or Outstanding
Company Voting
Securities, as the case may be) will beneficially own,
directly or
indirectly, twenty percent (20%) or more of, respectively,
the
outstanding shares of common stock of the corporation
resulting from
such Corporate Transaction or the combined voting power of
the then
outstanding securities of such corporation entitled to vote
generally
in the election of directors and (3) individuals who were
members of
the Incumbent Board will constitute at least a majority of
the members
of board of directors of the corporation resulting from such
Corporate
Transaction; or
          (iv)  The approval of the stockholders of the
Company of (1)
a complete liquidation or dissolution of the Company or (2)
the sale
or other disposition of all or substantially all of the
assets of the
Company; excluding, however, such a sale or other
disposition to a
corporation, with respect to which following such sale or
other
disposition, (A) more than eighty percent (80%) of,
respectively, the
then outstanding shares of common stock of such corporation
and the
combined voting power of the then outstanding voting
securities of
such corporation entitled to vote generally in the election
of
directors will be then beneficially owned, directly or
indirectly, by
all or substantially all of the individuals and entities who were the
beneficial owners, respectively, of the outstanding shares
of Common
Stock and Outstanding Company Voting Securities immediately
prior to
such sale or other disposition, (B) no Person (other than
the Company
and any employee benefit plan (or related trust) of the
Company or
such corporation and any Person beneficially owning,
immediately prior
to such sale or other disposition, directly or indirectly,
twenty
percent (20%) or more of the outstanding shares of Common
Stock or
Outstanding Company Voting Securities, as the case may be)
will
beneficially own, directly or indirectly, twenty percent
(20%) or more
of, respectively, the then outstanding shares of common
stock of such
corporation and the combined voting power of the then
outstanding
voting securities of such corporation entitled to vote
generally in
the election of directors and (C) individuals who were
members of the
Incumbent Board will constitute at least a majority of the
members of
the board of directors of such corporation.
          In the event of any conflict between this Section
6 and any
other Section of this Agreement (other than Section 5), the
terms of
this Section 6 shall control so that, without limitation,
the
Executive shall be entitled to the payment and benefits
provided under
this Section 6 notwithstanding any purported termination
(whether for
Cause or otherwise) by the Company.
          7. Upon presentation to Lone Star of appropriate documentation, Executive will be entitled to reimbursement within guidelines established by Lone Star for all reasonable and
necessary
business expenses incurred by him for entertainment, travel
and
similar items.
          8.   Executive agrees that during his period of
employment
by Lone Star and thereafter he shall hold in confidence and
not
disclose to any unauthorized person any knowledge or
information
acquired and possessed by him of a confidential nature or
any trade
secret with respect to the business of Lone Star, and not to disclose,
publish or make use of the same without the prior express
consent of
Lone Star.  Executive shall be free to disclose such
information,
knowledge or trade secret in the ordinary course of his
carrying out
his duties as an officer of Lone Star, and shall be free to
disclose
such information, knowledge or trade secret during his
period of
employment by Lone Star and thereafter if such matters
become public
or if compelled by legal process.
          9. Executive agrees that during the term of his employment, he will not without the consent of Lone Star, in any manner, directly or indirectly, own, manage, be employed by, operate,
join, control, participate in, be connected with, engage in, or become
interested in any business of the same or similar nature to,
or
competitive with, that carried on by Lone Star during the
Executive's
employment by Lone Star, in those parts of the world where
Lone Star
does business.  Ownership of publicly traded securities of a business
of the same or similar nature to, or competitive with, that
carried
on by Lone Star, shall not violate this paragraph, provided
the
Executive does not acquire more than 5% of the voting stock
of any
such corporation.
          10.  The Executive agrees that any copyright or
patentable
invention that he may conceive, make, invent, suggest or
reduce to
practice during the period of his employment with Lone Star
(whether
individually or jointly with any other person or persons),
relating
in any way to the business of Lone Star shall be the sole,
exclusive
and absolute property of Lone Star.
          11.  Any dispute hereunder shall be resolved in
the same
manner as is provided in Section 4.1 of the Supplemental
Agreement.
Any amounts not paid by the Company hereunder within five
business
days after the date they are due shall be paid with interest from its
due date at the rate announced from time to time by
Citibank, N.A. as
its prime or similar rate plus 3%.
          12.  This Agreement constitutes the entire
agreement between
the parties and may not be changed or modified except by an
agreement
in writing signed by Lone Star and the Executive.  This
Agreement
supersedes the employment agreement between the Executive
and Lone
Star, dated August 20, 1992, except for Section 10 thereof,
which
shall continue in effect.
          13.  This Agreement shall be governed by and
construed in
accordance with the laws of the State of Connecticut.
          14.  This Agreement shall be binding upon an inure
to the
benefit of the Company, its successors and assigns,
including any
purchaser of all or substantially all of the assets of the
Company and
the surviving entity of any merger or consolidation to which the
Company is a party and the Executive and his heirs,
executors,
administrators and legal representatives.
          15.  Except as provided herein, this Agreement
cannot be
assigned by Lone Star or Executive without prior written
consent.
          16.  All notices, communications, etc., shall be
sent to:
               (a)  Corporate Secretary
                    Lone Star Industries, Inc.
                    300 First Stamford Place
                    Stamford, CT  06912

               (b)  William M. Troutman
                    30 Thorp Drive
                    Weston, CT  06883





   William M. Troutman
     William M. Troutman

     LONE STAR INDUSTRIES, INC.



     By    David W. Wallace
        David W. Wallace, Chairman
          of the Board



     By   Jack R. Wentworth
        Jack R. Wentworth,
        Chairman of the Compensation and
         Stock Option Committee